                                   AVAYA INC.
                    Offer to Exchange Certain Stock Options
                                      2001

     NOTE: The information set forth in the following table is in summary form. The tax matters with respect to restricted stock units are complex and may depend on your individual circumstances. Avaya recommends that you consult with your tax advisor with respect to any withholding tax or social contribution that may be owed.

_________________________________________________________________________________________________________________________________

                    Taxation of RSUs Exchanged
Country             for Stock Options Expected                   Notes
                       to Occur At Time of:
_________________________________________________________________________________________________________________________________
Argentina           Vesting of Shares
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Austria             Vesting of Shares
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Bahrain             N/A                              RSUs will not be subject to tax.
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Brazil              Sale of Shares
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Canada              Time of Grant of RSU
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Chile               Sale of Shares                   Note: Avaya is currently considering Corporate Income Tax strategies which may impact the timing of taxation of RSUs. If the contemplated changes are implemented, the timing of taxation could accelerate to the time of vesting.
                                                     Avaya will advise affected option holders if these changes are implemented.
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Columbia            Sale of Shares                   Note: Avaya is currently considering Corporate Income Tax strategies which may impact the timing of taxation of RSUs. If the contemplated changes are implemented, the timing of taxation could accelerate to the time of vesting.
                                                     Avaya will advise affected option holders if these changes are implemented.
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Czech Rep           Vesting of Shares
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Denmark             Vesting of Shares
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Germany             Vesting of Shares
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Hong Kong           Vesting of Shares
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Hungary             Vesting of Shares
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India               Sale of Shares
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Indonesia           Sale of Shares
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Ireland             Vesting of Shares
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Israel              Time of Grant of RSU             Although currently there is no legislation directly governing the treatment of RSUs, it is believed that the your RSUs will be subject to tax at time of
                                                     Grant. See the Israel-specific document provided on the Offer Website.
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Italy               Vesting of Shares
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Japan               Vesting of Shares
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Korea               Vesting of Shares
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Lithuania           Vesting of Shares
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Malaysia            Vesting of Shares
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Mexico              Vesting of Shares
_________________________________________________________________________________________________________________________________

                                   AVAYA INC.
                    Offer to Exchange Certain Stock Options
                                      2001

     NOTE: The information set forth in the following table is in summary form. The tax matters with respect to restricted stock units are complex and may depend on your individual circumstances. Avaya recommends that you consult with your tax advisor with respect to any withholding tax or social contribution that may be owed.

___________________________________________________________________________________________________________________________________

                    Taxation of RSUs Exchanged
Country             for Stock Options Expected                                    Notes
                       to Occur At Time of:
___________________________________________________________________________________________________________________________________
Netherlands         Vesting and beyond (see Notes)      As the RSUs will vest over a three-year period, the taxable event should occur on the date of vesting. Upon vesting, the employee will be subject to tax on the fair market value of the stock. After the RSUs have vested, the underlying shares will become part of the employee's "Savings and
                                                        Investments" income. A tax liability will also arise based on the fair market value of the shares.
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Peru                Sale of Shares                      Note: Avaya is currently considering Corporate Income Tax strategies which may impact the timing of taxation of RSUs. If the contemplated changes are implemented, the timing of taxation could accelerate to the time of vesting.  Avaya will advise affected option holders if these changes are implemented.
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Philippines         Vesting of Shares
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Poland              Vesting of Shares
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Singapore           Vesting of Shares
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South Africa        Vesting of Shares
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Spain               Vesting of Shares
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Sweden              Vesting of Shares
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Switzerland         Vesting of Shares
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Taiwan              Sale of Shares                      Note: Avaya is currently considering Corporate Income Tax strategies which may impact the timing of taxation of RSUs. If the contemplated changes are implemented, the timing of taxation could accelerate to the time of vesting.  Avaya will advise affected option holders if these changes are implemented.
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Turkey              Vesting of Shares
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UAE                 N/A                                 RSUs will not be subject to tax.
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United Kingdom      Vesting of Shares
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Venezuela           Vesting of Shares
___________________________________________________________________________________________________________________________________